UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

SAJAN, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-1881957
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

625 Whitetail Blvd., River Falls, Wisconsin	54022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-195819

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereunder is Common Stock, $0.01 par value per share, of Sajan, Inc. (the “Registrant”). The description of capital stock set forth under the caption “Description of Capital Stock” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (No. 333-195819) as filed and subsequently amended, which was initially filed publicly with the Securities and Exchange Commission on May 8, 2014 (the “Registration Statement on Form S-1”), is incorporated herein by reference.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because (1) no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and (2) the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 18, 2014

Sajan, Inc.

/s/ Thomas P. Skiba
Thomas P. Skiba Chief Financial Officer